Exhibit 99.1

ETHYL CORPORATION REPORTS THIRD QUARTER AND NINE

MONTHS 2003 RESULTS

•	Debt reduced $68 million in first nine months of the year

•	Petroleum additives nine month profits improve

•	TEL profit improves for quarter and nine months

•	Sales revenue up 12% for nine months

Richmond, VA, October 29, 2003 – Ethyl Corporation (NYSE:EY) – President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report for the third quarter and nine months of 2003 and update on the company’s operations.

For the first nine months of this year, earnings from continuing operations improved to $15.9 million or $0.95 per share compared to earnings on this basis for the same period last year of $11 million or $0.66 per share. Results for this year’s third quarter were net income of $10.3 million or $0.61 per share which were about even with last year’s strong third quarter net income from continuing operations of $10.2 million or $0.61 per share.

While net income for this and last year’s third quarter did not include significant nonrecurring items, there were several in the nine month results for both years. Including these items, net income for the first nine months of this year amounted to $32.3 million or $1.93 per share compared to net income for the first nine months of last year of $6.8 million or $0.41 per share. The nonrecurring items and discontinued operations are reflected separately for clarification in the summary of earnings chart at the end of this press release.

Petroleum additives segment operating profit before nonrecurring items for the first nine months of this year improved four percent over results for the same period last year. The strength of our technology supported by higher research, development and testing costs in 2003, a strong diverse portfolio, a favorable foreign exchange impact and a very effective worldwide team effort continue to benefit our results. Net sales were up in all our major petroleum additive product lines compared to the same periods last year. Raw material costs were higher compared to last year. We were able to recover part of these costs through improved pricing in some of our businesses. While third quarter results were somewhat lower than the very strong third quarter last year, they were our best quarterly results this year. These nine-month results represent our best petroleum additives results since 1999.

Tetraethyl lead (TEL) operating profit improved for the third quarter and nine-month periods compared to the same periods last year. The improvement over the prior year periods includes both improved pricing and the absence in 2003 of certain costs incurred in the 2002 periods. TEL volume declined for the first nine months of 2003, as we expected. TEL worldwide usage will continue to decline but will continue to produce strong cash flow for the company, although there will be large quarterly swings in shipments and profitability.

Our earnings also benefited from lower interest expense as we continue to make substantial reductions in our debt. For the first nine months of this year, we have reduced debt $68 million. This significant reduction in debt included the benefit of the net proceeds from the sale of our phenolic antioxidant business in January 2003.

These improved earnings reflect the success of our ongoing focus on increasing the profitability of our product lines; reducing debt and managing costs while providing our customers with top quality products to help them gain market share and control costs. While we are pleased with our growth in overall earnings, we are particularly pleased with our growth in revenues with all major product lines showing improvement this year. Parts of the petroleum additives market remain difficult with raw material prices continuing to impact margins and R&D spending increasing to support upcoming industry product upgrades. But we are pleased with our improved operating profit and our success in making significant reductions in our debt through the first nine months of this year.

Sincerely,

Thomas E. Gottwald

This press release contains a brief summary of the third quarter and nine months results. Please reference our 10Q filing for a more complete discussion of our business results.

Nine months earnings for both 2003 and 2002 include significant nonrecurring items. The following summary of earnings totaling net income under generally accepted accounting principles is included below as part of the earnings release.

Summary of Earnings for the Third Quarter and Nine Months:

	Third Quarter Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Net income:
Earnings excluding discontinued operations and nonrecurring items	$10.3	$10.2	$15.9	$11.0
Discontinued operations including 2003 gain on sale of phenolic antioxidant business (1)	—	0.7	14.8	2.2
Nonrecurring items (1)	—	—	1.6	(6.4)

Net income	$10.3	$10.9	$32.3	$6.8

Basic earnings per share (2):
Earnings excluding discontinued operations and nonrecurring items	$0.61	$0.61	$0.95	$0.66
Discontinued operations including 2003 gain on sale of phenolic antioxidant business (1)	—	0.04	0.88	0.13
Nonrecurring items (1)	—	—	0.10	(0.38)

Net income	$0.61	$0.65	$1.93	$0.41

(1) Details included in notes to accompanying financial statements.

(2) Information on diluted earnings per share is included in the accompanying Segment Results and Other Financial Information Statement.

# # #

As a reminder, a conference call and Internet webcast is scheduled for 2:00 p.m. EST on October 31, 2003 to review third quarter 2003 financial results. You can access the conference call live by dialing 800-404-1354 (domestic) or 706-643-0825 (international) and requesting the Ethyl conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.Ethyl.com or www.vcall.com. A teleconference replay of the call will be available until November 3, 2003 at 11:55 p.m. EST by dialing 800-642-1687 (domestic) and 706-645-9291 (international). The replay passcode is 3623006. A webcast replay will be available for 30 days.

Some of the information contained in this press release constitutes forward-looking comments within the meaning of the Private Securities Litigation Reform Act of 1995. Although Ethyl’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations. Factors that could cause actual results to differ from expectations are included in Ethyl’s latest annual report to shareholders, which is available upon request.

To the extent that this press release contains non-GAAP financial measures, it also presents both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between any such non-GAAP measures and such comparable GAAP financial measures. For management’s statement concerning the reasons why management believes that presentation of non-GAAP measures provides useful information to investors concerning Ethyl’s financial condition and results of operations, see the Form 8-K furnished to the Securities and Exchange Commission on October 29, 2003.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@ethyl.com

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

ETHYL CORPORATION AND SUBSIDIARIES

	(In millions except per share amounts, unaudited)
	Third Quarter		Nine Months
	2003	2002	2003	2002
Net sales:
Petroleum additives	$194.1	$170.7	$544.7	$483.1
Tetraethyl lead	3.0	2.1	6.4	6.8

Total	$197.1	$172.8	$551.1	$489.9

Segment operating profit:
Petroleum additives before nonrecurring items	$19.2	$23.9	$47.6	$45.5
Nonrecurring items (a)	—	—	0.1	(1.2)

Total petroleum additives	19.2	23.9	47.7	44.3
Tetraethyl lead	9.4	3.1	17.2	10.9
Nonrecurring items (a)	—	—	2.4	(1.6)

Total tetraethyl lead	9.4	3.1	19.6	9.3

Segment operating profit	28.6	27.0	67.3	53.6
(Deduct) add back nonrecurring items to reconcile Segment Reporting to Consolidated Statements of Income (b)	—	—	(2.5)	3.1
Corporate unallocated expense	(4.3)	(3.9)	(13.4)	(10.2)
Interest expense	(5.2)	(6.4)	(16.4)	(20.0)
Loss on impairments of nonoperating assets (a)	—	—	—	(4.1)
Pension expense	(1.6)	(0.5)	(4.4)	(3.4)
Other expense, net	(2.4)	(1.1)	(7.0)	(6.7)

Income from continuing operations before income taxes	$15.1	$15.1	$23.6	$12.3

Net income:
Earnings excluding discontinued operations and nonrecurring items	$10.3	$10.2	$15.9	$11.0
Discontinued operations (c)	—	0.7	14.8	2.2
Nonrecurring items (a)	—	—	1.6	(6.4)

Net income:	$10.3	$10.9	$32.3	$6.8

Basic earnings per share:
Earnings excluding discontinued operations and nonrecurring items	$0.61	$0.61	$0.95	$0.66
Discontinued operations (c)	—	0.04	0.88	0.13
Nonrecurring items (a)	—	—	0.10	(0.38)

Net income	$0.61	$0.65	$1.93	$0.41

Diluted earnings per share:
Earnings excluding discontinued operations and nonrecurring items	$0.61	$0.61	$0.94	$0.66
Discontinued operations (c)	—	0.04	0.88	0.13
Nonrecurring items (a)	—	—	0.09	(0.38)

Net income	$0.61	$0.65	$1.91	$0.41

Notes to Segment Results and Other Financial Information

Prior periods have been reclassified to conform to the current presentation.

(a) Nonrecurring items after income taxes are shown below. The gain on the implementation of Statement of Financial Accounting Standards (SFAS) No. 143, as well as the impairment of goodwill and engine oil additives rationalization, are included in segment operating profit.

Gain on implementation of SFAS No. 143	$—	$—	$1.6	$—

Impairment of goodwill	—	—	—	(2.5)

Loss on impairments of nonoperating assets	—	—	—	(4.1)

Engine oil additives rationalization	—	—	—	0.2

	$—	$—	$1.6	$(6.4)

(b)    For segment reporting, the 2003 gain on the implementation of SFAS No. 143, as well as the 2002 impairment of goodwill, is shown in operating profit as nonrecurring items. In the Consolidated Statements of Income, these items are shown as cumulative effect of accounting changes in both years.

(c)    Discontinued operations reflect the phenolic antioxidant business, which was sold in January 2003. The nine months 2003 amount is the gain on the disposal of the business ($23.2 million before tax). The third quarter and nine months 2002 amount represents the earnings of the business.

.

Attachment 1 of 4

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

ETHYL CORPORATION AND SUBSIDIARIES

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Net sales	$197,095	$172,750	$551,135	$489,869
Cost of goods sold	151,839	130,792	425,821	382,575

Gross profit	45,256	41,958	125,314	107,294
TEL marketing agreements services	9,712	8,325	20,644	18,487
Selling, general, and administrative expenses	20,864	18,199	63,356	53,307
Research, development, and testing expenses	13,801	11,978	42,504	37,144

Operating profit	20,303	20,106	40,098	35,330
Interest and financing expenses	5,205	6,352	16,409	19,952
Other income (expense), net (a)	37	1,390	(105)	(3,030)

Income from continuing operations before income taxes	15,135	15,144	23,584	12,348
Income tax expense	4,838	4,999	7,679	5,277

Income from continuing operations	10,297	10,145	15,905	7,071
Discontinued operations (b)
Gain on disposal of business (net of tax)	—	—	14,805	—
Income from operations of discontinued business (net of tax)	—	722	—	2,217

Income before cumulative effect of accounting changes	10,297	10,867	30,710	9,288
Cumulative effect of accounting changes (net of tax) (c)	—	—	1,624	(2,505)

Net income	$10,297	$10,867	$32,334	$6,783

Basic earnings per share:
Income from continuing operations	$0.61	$0.61	$0.95	$0.43
Discontinued operations (net of tax) (b)	—	0.04	0.88	0.13
Cumulative effect of accounting changes (net of tax) (c)	—	—	0.10	(0.15)

	$0.61	$0.65	$1.93	$0.41

Diluted earnings per share:
Income from continuing operations	$0.61	$0.61	$0.94	$0.43
Discontinued operations (net of tax) (b)	—	0.04	0.88	0.13
Cumulative effect of accounting changes (net of tax) (c)	—	—	0.09	(0.15)

	$0.61	$0.65	$1.91	$0.41

Shares used to compute basic earnings per share	16,753	16,689	16,722	16,689

Shares used to compute diluted earnings per share	17,020	16,689	16,893	16,728

Notes to Consolidated Statements of Income

Prior periods have been reclassified to conform to the current presentation.

(a)	Other income (expense), net for third quarter 2002 and nine months 2002 includes $1.2 million ($800 thousand after tax) interest income from a settlement with the IRS. Nine months 2002 includes a loss on the impairment of nonoperating assets of $4.1 million ($4.1 million after tax), as well as expenses related to debt refinancing activities of $300 thousand for nine months 2003 and $1.1 million for nine months 2002.

(b)	Discontinued operations reflect the phenolic antioxidant business, which was sold in January 2003. The gain on the disposal of this business was $23.2 million ($14.8 million after tax or $.88 per share).

(c)	The cumulative effect of accounting change for nine months 2003 reflects the gain of $2.5 million ($1.6 million after tax or $.10 per share) recognized upon the adoption of Statement of Financial Accounting Standard (SFAS) No. 143 on January 1, 2003. The nine months 2002 amount reflects the impairment of goodwill of $3.1 million ($2.5 million after tax or $.15 per share) resulting from the January 1, 2002 adoption of SFAS No. 142.

Attachment 2 of 4

CONSOLIDATED BALANCE SHEETS

(In thousands)

ETHYL CORPORATION AND SUBSIDIARIES

	September 30 2003 (unaudited)	December 31 2002
ASSETS
Current assets:
Cash and cash equivalents	$22,061	$15,478
Restricted cash	880	683
Trade and other accounts receivable, less allowance for doubtful accounts ($2,060—2003; $911—2002)	121,770	124,430
Receivable—TEL marketing agreements services	12,646	7,418
Inventories	125,226	104,046
Prepaid expenses	5,842	2,232
Deferred income taxes	11,960	14,339
Assets of discontinued operations (a)	—	4,323

Total current assets	300,385	272,949

Property, plant and equipment, at cost	741,869	746,237
Less accumulated depreciation and amortization	566,187	547,518

Net property, plant and equipment	175,682	198,719

Prepaid pension cost	26,636	24,995
Deferred income taxes	9,441	9,494
Other assets and deferred charges	77,155	80,756
Intangibles, net of amortization	65,155	69,338

Total assets	$654,454	$656,251

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,763	$44,130
Accrued expenses	49,264	38,778
Long-term debt, current portion	7,503	40,537
Income taxes payable	15,958	6,288

Total current liabilities	124,488	129,733

Long-term debt	214,520	249,530
Other noncurrent liabilities	124,248	123,910
Shareholders' equity
Common stock ($1 par value) Issued—16,761,009 in 2003 and 16,689,009 in 2002	16,761	16,689
Additional paid in capital	67,007	66,766
Accumulated other comprehensive loss	(23,821)	(29,294)
Retained earnings	131,251	98,917

	191,198	153,078

Total liabilities and shareholders' equity	$654,454	$656,251

Notes to the Consolidated Balance Sheets

(a)	Assets of discontinued operations reflect the accounts of the phenolic antioxidant business sold in January 2003.

Attachment 3 of 4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

ETHYL CORPORATION AND SUBSIDIARIES

	Nine Months Ended September 30
	2003	2002
Cash and cash equivalents at beginning of year	$15,478	$12,382

Cash flows from operating activities:
Net income	32,334	6,783
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	34,714	35,615
Amortization of deferred financing costs	3,685	4,148
Gain on sale of phenolic antioxidant business	(23,196)	—
Cumulative effect of accounting changes	(2,549)	3,120
Noncash pension expense	6,673	4,888
TEL working capital advance	3,097	772
Deferred income tax expense (benefit)	18	(7,710)
Net loss on impairments	—	4,033
Working capital changes	3,373	(950)
Proceeds from legal settlement	4,825	—
Cash pension contributions	(7,802)	(2,431)
Proceeds from contract settlement	—	2,700
Other, net	2,357	4,373

Cash provided from operating activities	57,529	55,341

Cash flows from investing activities:
Capital expenditures	(7,236)	(10,290)
Proceeds from sale of phenolic antioxidant business	27,770	—
Proceeds from sale of certain assets	12,576	—
Prepayment for TEL marketing agreements services	(3,200)	(12,800)
Other, net	174	25

Cash provided from (used in) investing activities	30,084	(23,065)

Cash flows from financing activities:
Repayment of debt—old agreements	(284,519)	(58,640)
Net borrowings-old agreements	—	31,840
Issuance of senior notes and term loan	265,000	—
Repayments on term loan	(48,124)	—
Debt issuance costs	(13,299)	(1,982)
Other, net	(88)	(368)

Cash used in financing activities	(81,030)	(29,150)

Increase in cash and cash equivalents	6,583	3,126

Cash and cash equivalents at end of period	$22,061	$15,508

Attachment 4 of 4